Exhibit 10.1

SECOND AMENDMENT TO LEASE AGREEMENT

THIS SECOND AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is entered into effective as of January 1, 2020 (the “Amendment Effective Date”), by and between IIP-MI 1 LLC, a Delaware limited liability company (“Landlord”), and Green Peak Industries, LLC, d/b/a Green Peak Innovations and a Michigan limited liability company (“Tenant”).

RECITALS

A.                  WHEREAS, Landlord and Tenant are parties to that certain Lease Agreement dated as of August 2, 2018 (the “Original Lease”), as amended by that certain First Amendment to Lease Agreement dated December 7, 2018 (the “First Amendment” and together with the Original Lease, the “Existing Lease”), whereby Tenant leases the premises from Landlord located at 10070 Harvest Park, Dimondale, Michigan 48821; and

B.                   WHEREAS, Landlord and Tenant desire to modify and amend the Existing Lease only in the respects and on the conditions hereinafter stated.

AGREEMENT

NOW, THEREFORE, Landlord and Tenant, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, agree as follows:

1.                   Definitions. For purposes of this Amendment, capitalized terms shall have the meanings ascribed to them in the Existing Lease unless otherwise defined herein. The Existing Lease, as amended by this Amendment, is referred to collectively herein as the “Lease.” From and after the date hereof, the term “Lease,” as used in the Existing Lease, shall mean the Existing Lease, as amended by this Amendment.

2.                   Term. Section 3.1 of the Original Lease is hereby amended and restated in its entirety as follows:

“The actual term of this Lease (as the same may be extended or earlier terminated in accordance with this Lease, the "Term") commenced on August 2, 2018 (the "Commencement Date") and shall end on December 31, 2036, subject to extension or earlier termination of this Lease as provided herein.”

3.                   TI Allowance. The first sentence of Section 5.1 of the Original Lease is hereby amended and restated in its entirety as follows:

"Tenant shall cause appropriate improvements consistent with the Permitted Use (the "Tenant Improvements") to be constructed in the Premises pursuant to the Work Letter attached hereto as Exhibit E (the "Work Letter") at a cost to Landlord not to exceed Four Million Nine Hundred Ninety-Nine Thousand Two Hundred Seventy-Eight and 56/100 Dollars ($4,999,278.56) (the "TI Allowance")."

In addition, Tenant acknowledges that Tenant has received the full TI Allowance available to Tenant from Landlord for the Tenant Improvements, and Landlord shall have no further obligation to fund or reimburse any costs for Tenant Improvements under the Lease.

4.                   Monthly Base Rent and Property Management Fee Schedule. Exhibit F of the Existing Lease is hereby deleted and replaced in its entirety with Exhibit A attached hereto and incorporated by reference herein.

5.                   Harvest Park Drain Agreement and Easement. Tenant acknowledges that Tenant has requested that Landlord enter into (1) an Agreement for the Establishment of a County Drain and County Drainage District with Richard Wagner, the Eaton County Drain Commissioner (“Drain Commissioner”), on behalf of the Harvest Park Drain Drainage District (the “Drainage District”) and certain other Landowners (as defined therein) for the construction and dedication of a county drain and the establishment of a reserve for the maintenance of such drain and any related improvements (the “Harvest Park Drainage Agreement”), and (2) a Drain and Detention Easement for Harvest Park Drain (the “Harvest Park Drainage Easement”). Tenant further acknowledges and agrees that, for the duration of the Term of the Lease, Tenant shall, at Tenant’s sole cost and expense, (a) perform all of the obligations of Landlord to be performed as the “Landowner” of the Property thereunder, (b) comply with all of the covenants, conditions and restrictions set forth in the Harvest Park Drainage Agreement and the Harvest Park Drainage Easement as part of the CC&Rs encumbering the Premises, and (c) indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Indemnifies harmless from and against any Claims incurred as a result of Tenant’s failure to comply with the terms and conditions of the Harvest Park Drainage Agreement and Harvest Park Drainage Easement.

6.                   Broker. Each of Landlord and Tenant represents and warrants that it has not dealt with any broker or agent in the negotiation for or the obtaining of this Amendment and agrees to reimburse, indemnify, save, defend (at the indemnified party’s option and with counsel reasonably acceptable to indemnified party, at the indemnifying party’s sole cost and expense) and hold harmless the other party’s Indemnitees for, from and against any and all cost or liability for compensation claimed by any such broker or agent employed or engaged by it or claiming to have been employed or engaged by it.

7.                   No Default. Each of Tenant and Landlord represents, warrants and covenants that, to the best of such party’s knowledge, Landlord and Tenant are not in default of any of their respective obligations under the Existing Lease and no event has occurred that, with the passage of time or the giving of notice (or both) would constitute a default by either Landlord or Tenant thereunder.

8.                   Effect of Amendment. Except as modified by this Amendment, the Existing Lease and all the covenants, agreements, terms, provisions and conditions thereof shall remain in full force and effect and are hereby ratified and affirmed. In the event of any conflict between the terms contained in this Amendment and the Existing Lease, the terms herein contained shall supersede and control the obligations and liabilities of the parties.

9.                   Successors and Assigns. Each of the covenants, conditions and agreements contained in this Amendment shall inure to the benefit of and shall apply to and be binding upon the parties hereto and their respective heirs, legatees, devisees, executors, administrators and permitted successors and assigns and sublessees. Nothing in this section shall in any way alter the provisions of the Lease restricting assignment or subletting.

10.                Miscellaneous. This Amendment becomes effective only upon execution and delivery hereof by Landlord and Tenant. The captions of the paragraphs and subparagraphs in this Amendment are inserted and included solely for convenience and shall not be considered or given any effect in construing the provisions hereof. All exhibits hereto are incorporated herein by reference. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and shall not be effective as a lease, lease amendment or otherwise until execution by and delivery to both Landlord and Tenant.

11.                Authority. Each of Tenant and Landlord guarantees, warrants and represents that the individual or individuals signing this Amendment have the power, authority and legal capacity to sign this Amendment on behalf of and to bind all entities, corporations, partnerships, limited liability companies, joint venturers or other organizations and entities on whose behalf such individual or individuals have signed.

12.                Counterparts; Facsimile and PDF Signatures. This Amendment may be executed in one or more counterparts, each of which, when taken together, shall constitute one and the same document. A facsimile or portable document format (PDF) signature on this Amendment shall be equivalent to, and have the same force and effect as, an original signature.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date and year first above written.

LANDLORD:

IIP-MI 1 LLC,
a Delaware limited liability company

By:	/s/ Brian Wolfe
Name:	Brian Wolfe
Title:	Vice President, General Counsel and Secretary

TENANT:

Green Peak Industries, LLC,
a Michigan limited liability company

By:	/s/ Jeff Radway
Name:	Jeff Radway
Title:	Chief Executive Officer

Exhibit A

Monthly Base Rent and Property Management Fee Schedule

(see attached)

EXHIBIT F
MONTHLY BASE RENT AND PROPERTY MANAGEMENT FEE SCHEDULE

Time Period (Months)			Monthly Base Rent	Management Fee	Amount
1/1/2020	through	12/31/2020	$210,657.05	$3,159.86	$213,816.91
1/1/2021	through	12/31/2021	$218,030.04	$3,270.45	$221,300.49
1/1/2022	through	12/31/2022	$225,661.10	$3,384.92	$229,046.02
1/1/2023	through	12/31/2023	$233,559.23	$3,503.39	$237,062.62
1/1/2024	through	12/31/2024	$241,733.81	$3,626.01	$245,359.82
1/1/2025	through	12/31/2025	$250,194.49	$3,752.92	$253,947.41
1/1/2026	through	12/31/2026	$258,951.30	$3,884.27	$262,835.57
1/1/2027	through	12/31/2027	$268,014.59	$4,020.22	$272,034.81
1/1/2028	through	12/31/2028	$277,395.10	$4,160.93	$281,556.03
1/1/2029	through	12/31/2029	$287,103.93	$4,306.56	$291,410.49
1/1/2030	through	12/31/2030	$297,152.57	$4,457.29	$301,609.86
1/1/2031	through	12/31/2031	$307,552.91	$4,613.29	$312,166.20
1/1/2032	through	12/31/2032	$318,317.26	$4,774.76	$323,092.02
1/1/2033	through	12/31/2033	$329,458.37	$4,941.88	$334,400.25
1/1/2034	through	12/31/2034	$340,989.41	$5,114.84	$346,104.25
1/1/2035	through	12/31/2035	$352,924.04	$5,293.86	$358,217.90
1/1/2036	through	12/31/2036	$365,276.38	$5,479.15	$370,755.53

Extension Option 1
1/1/2037	through	12/31/2037	$378,061.05	$5,670.92	$383,731.97
1/1/2038	through	12/31/2038	$391,293.19	$5,869.40	$397,162.59
1/1/2039	through	12/31/2039	$404,988.45	$6,074.83	$411,063.28
1/1/2040	through	12/31/2040	$419,163.05	$6,287.45	$425,450.49
1/1/2041	through	12/31/2041	$433,833.75	$6,507.51	$440,341.26

Extension Option 2
1/1/2042	through	12/31/2042	$449,017.94	$6,735.27	$455,753.20
1/1/2043	through	12/31/2043	$464,733.56	$6,971.00	$471,704.57
1/1/2044	through	12/31/2044	$480,999.24	$7,214.99	$488,214.23
1/1/2045	through	12/31/2045	$497,834.21	$7,467.51	$505,301.72
1/1/2046	through	12/31/2046	$515,258.41	$7,728.88	$522,987.28